Exhibit 99.1

PSIVIDA CORP. REPORTS RESULTS FOR THE FIRST QUARTER

ENDED SEPTEMBER 30, 2009

WATERTOWN, MA – November 12, 2009 — pSivida Corp. (NASDAQ: PSDV, ASX: PVA, FF: PV3), a drug delivery company with two of the only three ophthalmic sustained release delivery products approved by the FDA for treatment of back-of-the-eye diseases, today announced financial results for its first quarter ended September 30, 2009.

The Company reported a consolidated net loss of $1.6 million, or $0.09 per share for the quarter ended September 30, 2009, compared to a consolidated net loss of $471,000, or $0.03 per share, for the quarter ended September 30, 2008. Results for the three months ended September 30, 2009 included a $1.5 million non-cash expense for the change in fair value of derivatives associated with the Company’s outstanding warrants denominated in Australian dollars. This compared to non-cash income of $1.3 million for the change in fair value of derivatives for the quarter ended September 30, 2008.

Revenues, which were predominantly related to the Company’s amended collaboration agreement with Alimera Sciences, Inc. (Alimera), totaled $3.4 million for the three months ended September 30, 2009 compared to revenues of $2.8 million for the three months ended September 30, 2008. Cash and cash equivalents totaled $6.0 million at September 30, 2009.

“This is a very exciting time for the Company, with the 2-year top line safety and efficacy data from the ongoing Phase III Iluvien® trials for the treatment of diabetic macular edema (DME) expected by the end of December,” said Dr. Paul Ashton, President and CEO of pSivida. “DME is a potentially blinding eye disease that affects over one million people in the United States. Currently there are no FDA-approved drugs for the treatment of DME.”

“The Phase III Iluvien trials are being conducted by our partner Alimera,” said Dr. Ashton. “Assuming positive data, Alimera plans to file an NDA with the FDA in the second quarter of calendar 2010 and request Priority Review. Priority Review could result in a decision from the FDA by as early as the end of 2010 and, if positive, Alimera is planning first sales of Iluvien as early as Q1 of calendar 2011. Alimera is also engaged in investigator-sponsored studies designed to assess the safety and efficacy of Iluvien in wet and dry age-related macular degeneration and retinal vein occlusion.”

Dr. Ashton continued, “We have continued to manage our cash burn carefully, while we are advancing the development of our non-Iluvien drug delivery platforms, including our BioSilicon technology.”

“Commencing April 2010, the annual interest rate on our $15 million conditional note from Alimera increases to 20% and monthly principal payments of $500,000 are scheduled to begin. Payment of the conditional note accelerates on the occurrence of certain liquidity events for Alimera. FDA approval of Iluvien would trigger a $25 million milestone from Alimera and, once commercialized, pSivida is entitled to receive 20% of Iluvien profits,” stated Dr. Ashton.

About pSivida Corp.

pSivida is a world leader in the development of tiny, sustained release, drug delivery products that are administered by implantation, injection or insertion. pSivida’s lead development product delivers fluocinolone acetonide (FA) for the treatment of diabetic macular edema (DME). This product candidate, formerly known as Medidur™ FA for DME, is licensed to Alimera, which is conducting fully-recruited Phase III clinical trials and intends to commercialize the product under the name Iluvien®. pSivida also has two products approved by the Food and Drug Administration (FDA): Retisert® for the treatment of posterior uveitis and Vitrasert® for the treatment of AIDS-related cytomegalovirus (CMV) retinitis. pSivida has licensed both of these products and the technologies underlying them to Bausch & Lomb Incorporated. pSivida has a worldwide collaborative research and license agreement with Pfizer Inc. under which Pfizer may develop additional ophthalmic products.

pSivida owns the rights to develop and commercialize a modified form of silicon known as BioSilicon™, which has potential therapeutic applications. The most advanced BioSilicon product candidate, BrachySil™, delivers a therapeutic P32, a radioactive form of phosphorus used to treat cancer, directly to solid tumors. pSivida has completed an initial safety clinical trial of BrachySil for the treatment of pancreatic cancer and is nearing completion of a follow-on dose-ranging clinical trial.

pSivida’s intellectual property portfolio consists of 62 patent families, over 100 granted patents, including patents accepted for issuance, and over 200 patent applications. pSivida conducts its operations from Boston in the United States and Malvern in the United Kingdom.

SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Various statements made in this release are forward-looking, and are inherently subject to risks, uncertainties and potentially inaccurate assumptions. All statements that address activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements. The following are some of the factors that could cause actual results to differ materially from the forward-looking statements: continued losses and lack of profitability; inability to derive revenue from Retisert; impairment of intangibles; fluctuations in the fair values of certain outstanding warrants; fluctuations in operating results; inability to raise capital; termination of license agreements; inability to obtain regulatory approvals for products; inability to obtain partners to develop and market products; competition; insufficient third-party reimbursement for products; inability to protect intellectual property or infringement of others’ intellectual property; failure to retain key personnel; consolidation in the pharmaceutical and biotechnology industries; failure to comply with laws and regulations; manufacturing problems; risks and costs of international business operations; volatility of stock price; possible dilution through exercise of outstanding warrants and stock options; possible influence by Pfizer; payment of registration penalties; nonpayment of dividends; and other factors that may be described in our filings with the Securities and Exchange Commission. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Our forward-looking statements speak only as of the dates on which they are made. We do not undertake any obligation to publicly update or revise our forward-looking statements even if experience or future changes makes it clear that any projected results expressed or implied in such statements will not be realized.

Released by:

US Public Relations	pSivida Corp.
Beverly Jedynak	Brian Leedman
President	Vice President, Investor Relations
Martin E. Janis & Company, Inc	pSivida Corp.
Tel: +1 (312) 943 1123	Tel: +61 8 9227 8327
bjedynak@janispr.com	brianl@psivida.com

PSIVIDA CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands except per share amounts)

	Three Months Ended September 30,
	2009	2008
Revenues:
Collaborative research and development	$3,346	$2,765
Royalty income	37	41

Total revenues	3,383	2,806

Operating expenses:
Research and development	1,800	2,228
General and administrative	1,690	2,957

Total operating expenses	3,490	5,185

Loss from operations	(107)	(2,379)

Other income (expense):
Change in fair value of derivatives	(1,519)	1,330
Interest income	2	78
Other income, net	9	15

Total other income	(1,508)	1,423

Loss before income taxes	(1,615)	(956)
Income tax benefit	24	485

Net loss	$(1,591)	$(471)

Basic and diluted net loss per share:	$(0.09)	$(0.03)

Weighted average common shares outstanding:
Basic and diluted	18,294	18,262

PSIVIDA CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	September 30, 2009	June 30, 2009
Assets
Current assets:
Cash and cash equivalents	$5,963	$6,899
Other current assets	1,133	1,228

Total current assets	7,096	8,127
Intangible assets, net	27,257	28,802
Other assets	139	175

Total assets	$34,492	$37,104

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$1,696	$1,836
Deferred revenue	3,073	5,912
Derivative liabilities	2,490	971

Total current liabilities	7,259	8,719
Deferred revenue	5,439	4,622
Deferred tax liabilities	222	222

Total liabilities	12,920	13,563

Stockholders’ equity:
Capital	248,811	248,518
Accumulated deficit	(228,639)	(227,048)
Accumulated other comprehensive income	1,400	2,071

Total stockholders’ equity	21,572	23,541

Total liabilities and stockholders’ equity	$34,492	$37,104